SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 10, 2004

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13533	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway
Suite 300
Kansas City, Missouri	64114
(Address of Principal Executive Offices)	(Zip Code)

(816) 237-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

On November 10, 2004, NovaStar Financial, Inc. (the “Company”) and JMP Securities LLC and Flagstone Securities, LLC (the “Underwriters”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms and conditions set forth in the Underwriting Agreement (the “Common Stock Offering”). In addition, the Company granted to the Underwriters an over-allotment option to purchase up to an additional 225,000 shares of Common Stock. The Common Stock Offering has been registered with the Securities and Exchange Commission in a universal shelf registration statement on Form S-3, Registration Statement No. 333-110574, which was declared effective December 4, 2003. The Underwriting Agreement is annexed hereto as Exhibit 99.1. The Opinion as to legal matters in connection with the Common Stock Offering is annexed hereto as Exhibit 99.2. The Opinion as to federal income tax matters in connection with the Common Stock Offering is annexed hereto as Exhibit 99.3.

Item 9.01(c). Financial Statements and Exhibits

99.1	Underwriting Agreement dated November 10, 2004, by and among NovaStar Financial, Inc., JMP Securities LLC and Flagstone Securities, LLC.

99.2	Opinion of Tobin & Tobin, dated November 16, 2004, as to legal matters in connection with the Common Stock Offering.

99.3	Opinion of Falk & Shaff, LLP, dated November 16, 2004, as to federal income tax matters in connection with the Common Stock Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004

NOVASTAR FINANCIAL, INC.

By:	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Vice President

Exhibit Number
99.1	Underwriting Agreement dated November 10, 2004, by and among NovaStar Financial, Inc., JMP Securities LLC and Flagstone Securities, LLC.

99.2	Opinion of Tobin & Tobin, dated November 16, 2004, as to legal matters in connection with the Common Stock Offering

99.3	Opinion of Falk & Shaff, LLP, dated November 16, 2004, as to federal income tax matters in connection with the Common Stock Offering